Exhibit 10.26

  AMERICAN RARE EARTHS AND MATERIALS. CORP. ("AREM")
  (Formerly Element 21 Golf Company)

October 21, 2010

RE: CONTRACT REVISIONS

This letter confirms that AREM and Henry Waszczuk (Fins and Skins Media and related entitles) have amended their original agreement Henry Waszczuk acknowledges that all compensation from previously signed agreements with  AREM (formerly Element 21 Golf Company) have been deemed to be fully paid. Amendment to replace original agreement only if all payments listed below are paid as schedule, otherwise the original agreement dated October 2007 will remain in force.

AREM will continue to work with Henry Waszczuk and compensate him as follows:

July 1, 2010 - Dec 31, 2010 - Cash payment of $20,000 plus $40,000 in stock. Cash and stock are to be paid in equal monthly installments for the remainder of 2010.

Jan 1, 2011 - Dec 31. 2011 - Cash payment of $12,000 plus $36,000 in stock. New media plan to be outlined by Henry. Cash and stock are to be paid in equal monthly installments.

Jan 1, 2012 - Dec 31, 2012 - Cash payment of $12,000 plus $36,000 in stock. New media plan to be outlined by Henry. Cash and stock are to be paid in equal monthly installments.

N.Hearn, Ph.D. P.Eng.	Henry Waszczuk
President, CEO	Fins Media Group and related entities